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                                                Filed pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274


           Addendum to Prospectus Supplement Dated February 24, 2006


                                                           Dated:  April 1, 2006

                                STATE OF ISRAEL
                                  $400,000,000
                                  SAVING BONDS

                     ______________________________________

The interest rate of each State of Israel Saving Bond to be sold during the Sales Period commencing on April 1, 2006 and terminating on April 14, 2006 is:

     2-Year Saving Bond:                       5.10%
The aggregate amount of principal and interest that will be payable upon maturity of each $2,500 unit of 2-year Saving Bond is $2,762.

     5-Year Mazel Tov Saving Bond ($100):      4.90%
The aggregate amount of principal and interest that will be payable upon maturity of each Mazel Tov Bond is $127.

     10-Year Saving Bond:                      5.60%
The aggregate amount of principal and interest that will be payable upon maturity of each $2,500 unit of 10-year Saving Bond is $4,311.

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by April 7, 2006.